EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-165369 and 333-145424 of Ark Restaurants Corp. on Form S-8 of our report dated December 30, 2011 on our audits of the financial statements of Ark Restaurants Corp. as of October 1, 2011 and October 2, 2010 and for each of the two years in the period ended October 1, 2011 appearing in this Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended October 1, 2011.

/s/ J.H.Cohn LLP

Jericho, New York
December 30, 2011